Exhibit 10.1

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of August 31, 2007, between WII Holding, Inc., a Delaware corporation (the “Company”), and John Fitzpatrick (“Executive”).

The Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 8,408.95 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).  All of such shares of Common Stock acquired by Executive pursuant to this Agreement are referred to herein as “Executive Stock.” Certain definitions are set forth in Section 8 of this Agreement.

Olympus Growth Fund IV, L.P. and its affiliates (the “Investor”) acquired capital stock of the Company pursuant to a Stock Purchase Agreement, dated as of January 9, 2007, among the Company, the Investor and the other stockholders of the Company party thereto.  Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the Investor.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale of Executive Stock.

(a)           Upon execution of this Agreement, Executive shall purchase, and the Company shall sell, 8,408.95 shares of Common Stock at a price of $0.01 per share. The Company shall deliver to Executive a copy of the certificate representing such shares of Common Stock (subject to Section 1(b) below), and Executive shall deliver to the Company a check in the aggregate amount of $84.09.

(b)           Until the occurrence of a Sale of the Company or a Public Offering, all certificates evidencing shares of Executive Stock shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Stock.  Upon the occurrence of a Sale of the Company or a Public Offering, the Company shall deliver the certificates for the Executive Stock to the record holders thereof.

(c)           Within thirty (30) days after Executive purchases any Executive Stock from the Company, Executive may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder with respect to any such purchase in the form of Annex A attached hereto.

(d)           In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

(i)            The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii)           Executive is an executive officer or management employee of the Company or its Subsidiaries, is an “accredited investor” as defined in Rule 501(a) under Regulation D promulgated under the Securities Act, and, by reason of his business and financial experience, and the business and financial experience of those retained by or on behalf of Executive to advise him with respect to his subscription for the Executive Stock being purchased hereunder, Executive, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the risks and benefits of the investment in the Executive Stock.

(iii)          Executive is able to bear the economic risk of Executive’s investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

(iv)          Executive and his advisors have had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as Executive has requested.

(v)           This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(e)           As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that:

(i)            neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and/or its Subsidiaries or affect the right of the Company to terminate Executive’s employment at any time;

(ii)           the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon the termination of Executive’s employment with the Company and its Subsidiaries or as otherwise provided hereunder; and

(iii)          he shall be bound by the obligations set forth in Section 6 hereof.

2.             Vesting of Executive Stock.

(a)           Except as otherwise provided in Sections 2(b), 2(c) and 2(d) below, the Executive Stock shall become vested in accordance with the following schedule (provided that if only clause (ii) is satisfied in a given year, then half of the amount that would vest if both (i) and (ii) were satisfied shall vest as of such fiscal year end), if (i) the Company’s EBITDA meets the applicable EBITDA Target Amount as of such fiscal year end, and (ii) if as of each such date Executive is, and has been since the date hereof, employed by the Company or any of its Subsidiaries:

Date	Annual Percentage of Executive Stock Vested
Company’s fiscal year ending on or around December 31, 2007	25%
Company’s fiscal year ending on or around December 31, 2008	25%
Company’s fiscal year ending on or around December 31, 2009	25%
Company’s fiscal year ending on or around December 31, 2010	25%

(b)           To the extent the EBITDA Target Amount is not achieved in a certain fiscal year (a “Missed Fiscal Year”), if the Company’s EBITDA in a subsequent fiscal year (through and including the last fiscal year) is at least equal to the EBITDA Target Amount for such fiscal year (an “Achieved Fiscal

Year”), then for each Missed Fiscal Year, if the Company’s aggregate EBITDA for such Missed Fiscal Year and all subsequent fiscal years (up to and including the Achieved Fiscal Year) is at least equal to the sum of the EBITDA Target Amounts for such fiscal years, then the percentage of Executive Stock that will be vested for achieving the Achieved Fiscal Year shall include the percentage of the Executive Stock for such Missed Fiscal Year.  If the percentage of Executive Stock for any Missed Fiscal Year is vested in accordance with this Section 2(b), such fiscal year shall no longer be deemed to be a Missed Fiscal Year.  Notwithstanding anything set forth herein to the contrary, (i) all Executive Stock shall become fully vested on the date that is seven (7) years from the date hereof, provided that Executive is, and has been since the date hereof, employed by the Company or any of its Subsidiaries on such date, and (ii) in no event shall the aggregate amount of Executive Stock to be vested exceed the amount of Executive Stock purchased hereunder.

(c)           Shares of Executive Stock which have become vested are referred to herein as “Vested Shares” and all other shares of Executive Stock are referred to herein as “Unvested Shares.”  Upon the occurrence of a Sale of the Company, all Unvested Shares shall become Vested Shares at the time of such event if the Investor receives an aggregate amount in such Sale of the Company in respect of the capital stock of the Company held by the Investor at least equal to the product of (i) the Investor’s aggregate original cost for all of the capital stock of the Company held by the Investor at the time of such Sale of the Company, and (ii) the Target Return Rate set forth in Appendix A for the year in which such Sale of the Company is consummated.  Any Unvested Shares held by Executive at the time of a Sale of the Company (excluding the Unvested Shares that shall become Vested Shares in connection with such Sale of the Company in accordance with this Section 2(c)) shall be subject to repurchase by the Company in accordance with the terms of Section 3 below.  All Unvested Shares held by Executive at the time of a Public Offering shall remain outstanding and be subject to the original vesting schedule set forth in Section 2(a) above.

(d)           Notwithstanding anything herein to the contrary, the Board may, in its sole discretion, accelerate the vesting of shares of Executive Stock at any time.

3.             Repurchase Option.

(a)           In the event Executive ceases to be employed by the Company and its Subsidiaries for any reason (the “Termination”), the Executive Stock (whether held by Executive or one or more of Executive’s transferees) shall be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b)           The purchase price for each Unvested Share shall be the lesser of (i) Executive’s Original Cost for such share and (ii) the Fair Market Value for such share (in each case, with shares having the lowest cost subject to repurchase prior to shares with a higher cost).  The purchase price for each Vested Share shall be the Fair Market Value for such share; provided that, if Executive is terminated for Cause, then the purchase price for each Vested Share shall be the lesser of (A) Executive’s Original Cost for such share and (B) the Fair Market Value for such share (in each case, with shares having the lowest cost subject to repurchase prior to shares with a higher cost).

(c)           The Board may elect to purchase all or any portion of the Unvested Shares and/or the Vested Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Executive Stock within 120 days after the Termination. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired from each holder of Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of

Executive Stock then held by Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such persons.

(d)           If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 120 days after the Termination, the Company shall give written notice (the “Option Notice”) to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company.  As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investor (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among the Company and the Investor pro rata according to the number of shares of Executive Stock to be purchased by each of them.

(e)           The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than 15 days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds.  In addition, the Company may pay the purchase price for such shares by offsetting bona fide debts owed by Executive to the Company or any of its subsidiaries.  The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including, without limitation, representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker.

(f)            The right of the Company and the Investor to repurchase Vested Shares pursuant to this Section 3 shall terminate upon the first to occur of the Sale of the Company or a Public Offering.

(g)           Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Employee Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt financing agreements with unaffiliated third parties. If any such restrictions prohibit the repurchase of Employee Stock hereunder which the Company is otherwise required to make, the time periods provided in this Section 3 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

4.             Restrictions on Transfer.

(a)           Transfer of Stockholder Shares. The Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in Executive’s Unvested Shares or Vested Shares, except in accordance with the provisions of Section 3 hereof or in accordance with Section 8 of the Stockholders Agreement.

(b)           The certificates representing the Executive Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST 31, 2007, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND A CERTAIN INVESTOR DATED AS OF AUGUST 31, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(c)           No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

5.             Transfer. Prior to transferring any Executive Stock (other than a Public Sale or an Approved Sale (as defined in the Stockholders Agreement)) to any Person, the Executive shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the Investor a counterpart of this Agreement.

6.     Non-Compete. Non-Solicitation.

(a)           Executive hereby acknowledges that, during the course of his employment with the Company and its Subsidiaries he has and shall become familiar with the Company’s and its Subsidiaries’ trade secrets and other Confidential Information. Executive acknowledges and agrees that the Company and its Subsidiaries would be irreparably damaged if he were to provide services to or otherwise participate in the business of any person or entity competing with the Company or its Subsidiaries or providing services similar to those of the Company and its Subsidiaries and that any such competition or provision of services by Executive would result in a significant loss of goodwill by the Company and its Subsidiaries.  Executive further acknowledges and agrees that the covenants and agreements set forth in this Section 6 were a material inducement to the Company to enter into this Agreement and to perform its obligations hereunder, and that the Company would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if Executive breached the provisions of this Section 6. Therefore, Executive agrees that, during the term of his employment with the Company and its Subsidiaries (the “Employment Period”) and for 12 months thereafter (the “Noncompete Period”), he shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business competing with the businesses of the Company or its

Subsidiaries, as such businesses exist or are or were in the process of being developed during the Employment Period within North America or any other any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses.  Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as he does not have any active participation in the business of such corporation.  Notwithstanding the foregoing, in the event that the Employment Period is terminated by the Company without Cause or by Executive with Good Reason, then the obligations under this Section 6(a), and under each of 6(b)(iii) and, to the extent undertaken in connection with an activity permitted under 6(b)(iii), 6(b)(iv), shall terminate concurrently with Executive’s termination for purposes of this Agreement.

(b)   During the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the twelve month period prior to the date of hire, (iii) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any of its Subsidiaries with respect to products and/or services that are or have been provided by the Company or such Subsidiary during the twelve-month period prior to the termination of the Employment Period, or which the Company or any of its Subsidiaries is currently in the process of developing or (iv) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing (or reduce its) business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

(c)   In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 6, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof.  In addition, in the event of a breach or violation by Executive of this Section 6, the Noncompete Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured. Executive acknowledges that the restrictions contained in this Section 6 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.  Executive acknowledges and agrees that the covenants contained in this Section 6 are in addition to, rather than in lieu of, any similar or related covenants to which Executive is a party or by which he is bound.

(d)   Executive agrees that Executive shall not, at any time, whether during or after Executive ceases to provide services to the Company or any of its Subsidiaries, make or publish any untruthful statement (orally or in writing) that intentionally libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes libel or slander) of the Company, any Subsidiary or any of their affiliates, or its other officers, managers, directors, partners or investment professionals.  Executive acknowledges that he, as part of his employment, is responsible for preserving the goodwill or reputation of the aforementioned parties.

7.             Confidential Information.  Executive acknowledges that the Confidential Information is the property of the Company or such Subsidiary.  Therefore, Executive agrees that he shall not disclose to any person or entity or use for any purpose (other than for the benefit of the Company and its Subsidiaries) any Confidential Information or any confidential or proprietary information of other persons or entities in the possession of the Company and its Subsidiaries (“Third Party Information”), without the prior written consent of the Board, unless and to the extent that the Confidential Information or Third Party Information becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions.  Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

8.             Definitions.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Board” means the board of directors of the Company.

“Cause” means, with respect to Executive, one or more of the following: (i) the commission of a felony or other crime involving moral turpitude, (ii) the commission of any act or the omission to take an act, either of which results in disloyalty or fraud toward the Company or any of its Subsidiaries, or involving dishonesty in connection with the Company or any of its Subsidiaries, which is materially detrimental to the Company or any of its Subsidiaries, (iii) reporting to the workplace under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iv) failure to perform duties as reasonably directed by the Board, and such failure is not cured within twenty (20) days after the Executive receives written notice thereof from the Board, (v) unlawful conduct or gross misconduct that is willful and deliberate on Executive’s part and that, in either event, is materially injurious to the Company or any of its Subsidiaries, or (vi) any other material breach of any employment agreement with Executive or of any other agreement between Executive and the Company, which breach has not been cured by Executive within ten days after written notice thereof to Executive from the Board.

“Confidential Information” means information, observations and data (including trade secrets) obtained by the Executive during the course of his employment with the Company and its Subsidiaries (including those obtained by him while employed by the Company and its Subsidiaries prior to the date of this Agreement) concerning the business or affairs of the Company or any Subsidiary.

“EBITDA” shall mean the consolidated earnings of the Company and its subsidiaries before deductions for LIFO, gain or loss on sale of assets, interest, taxes, depreciation and non-cash amortization, determined in manner consistent with the methodologies and adjustments utilized in calculating “Consolidated EBITDA” (or its replacement definition, as applicable) under the Operating Credit Agreement.  .

“EBITDA Target Amount” means the target amount of EBITDA for each fiscal year ending December 31, 2007 through December 31, 2010 determined annually by the Board, after consultation with members of the Company’s senior management team.  The Board may adjust EBITDA targets for (i) general market conditions, (ii) new businesses entered or new businesses or assets acquired or (iii) assets sold or businesses exited.

“Executive Stock” shall continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company’s capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

“Fair Market Value” of each share of Executive Stock means the average of the closing prices of the sales of the Company’s Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board (without taking into account any minority discount, or the effect of any contemporaneous repurchase of Unvested Shares under Section 3 hereof).

“Good Reason” shall mean (i) any requirement by the Company that Executive’s principal office be moved by more than fifty (50) miles from the St. Cloud metropolitan area without Executive’s consent, (ii) a reduction of Executive’s base salary or aggregate target bonus amount (except as part of a general reduction in the base salaries or aggregate target bonus amounts for all executive officers of the Company) or (iii) the material breach of any terms and conditions of any employment agreement with Executive by the Company not caused by Executive; provided that no such occurrence shall constitute the basis for a termination with “Good Reason” unless Executive notifies the Company in writing within 30 days of such occurrence that Executive considers such occurrence to be the basis for a termination with “Good Reason” and the Company fails to cure such occurrence within 30 days following receipt of such notice; provided further that if the Company fails to cure such occurrence within such 30 day period, Executive shall have period of 15 days following the expiration of such 30 day period to terminate his employment with “Good Reason” on the basis of such occurrence and if Executive thereafter remains in the employ of the Company or any of its Subsidiaries, Executive’s continued employment shall constitute a waiver of all rights hereunder to terminate his employment for “Good Reason” on the basis of such occurrence.  Notwithstanding any provision herein to the contrary, in the event that the Company provides Executive with written notice of its intent to move Executive’s principal office by more than fifty (50) miles from the St. Cloud metropolitan area (a “Relocation Notice”), and Executive does not notify the Company in writing within 30 days following his receipt of any such Relocation Notice that Executive would consider such a move to be the basis for a termination with “Good Reason”, then Executive shall be deemed to waive any and all rights to terminate his employment for “Good Reason” in connection with any such move as described in such Relocation Notice (it also being understood and agreed that the Company’s abandonment of any such contemplated move described in any such Relocation Notice shall be deemed to cure any and all bases for Executive to claim that any such proposed move would constitute the basis for a termination with “Good Reason”).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own directly or indirectly in excess of 5% of the Company’s voting capital stock on a fully-diluted basis (a “5% Owner”), who does not control, is not controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Operating Credit Agreement” means (x) that certain First Lien Senior Secured Credit Agreement, dated as of January 9, 2007, among WII Components, Inc. as the borrower, Credit Suisse as administrative agent, swing line lender, an L/C issuer and as collateral agent and each Lender from time to time party thereto (as from time to time amended, amended and restated, modified, supplemented or refinanced in whole or in part) and (y) any agreement governing indebtedness for borrowed money incurred from time to time under one or more successor or replacement credit agreements, whether by the same or any other lender or group of lenders.

“Original Cost” of each share of Common Stock purchased hereunder shall be equal to $0.01 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company’s Common Stock.

“Public Sale” means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) all or substantially all of the Company’s capital stock (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of January 9, 2007 (as amended, modified and/or supplemented from time to time), among the Company and its stockholders.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

“Work Product” means discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by the Company or its predecessor and its Subsidiaries, whether before or after the date of this Agreement.

9.             Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent bfacsimile to the recipient at the address or facsimile number below indicated:

To the Company:

WII Holding, Inc. c/o Olympus Partners Metro Center One Station Place Stamford, Connecticut 06902 Attention: L. David Cardenas Telecopy: (203) 353-5910

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive Chicago, Illinois 60601 Attention: John A. Schoenfeld, P.C. Telecopy: (312) 861-2200

To Executive:

At the Executive’s address indicated in the Company’s records

To the Investor:

Olympus Growth Fund IV, L.P. c/o Olympus Partners Metro Center One Station Place Stamford, Connecticut 06902 Attention: L. David Cardenas Telecopy: (203) 353-5910

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: John A. Schoenfeld, P.C.
Telecopy: (312) 861-2200

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent by overnight courier service or, if mailed, five days after deposit in the U.S. mail.

10.           General Provisions.

(a)           Transfers in Violation of Agreement. Any transfer or attempted transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

(b)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

(f)            Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(g)           Remedies. Each of the parties to this Agreement (including the Investor) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

(i)            Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)            Other Matters.  This Agreement is designed to provide incentive to Executive as an employee of the Company and/or one or more of its Subsidiaries.  This Agreement is a compensatory benefit plan within the meaning of the 1933 Act, and the issuance of Common Stock hereunder is intended to qualify for the exemption from registration under Rule 701 of the 1933 Act.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement on the date first written above.

WII HOLDING, INC.

By:
Its:

John Fitzpatrick

Agreed and Accepted:

OLYMPUS GROWTH FUND IV, L.P.

By:	OGP IV, LLC
Its:	General Partner

By:
Name:
Its:

CONSENT

I, the undersigned spouse of John Fitzpatrick (“Executive”), hereby acknowledge that I have read each of the Restricted Stock Agreement, dated as of July    , 2007, between WII Holding, Inc. (the “Company”) and Executive and each of the Employment Agreement among the Company, WII Components, Inc. (as successor-in-in-interest to WII Merger Corporation) and Executive, the Stock Purchase Agreement among the Company, Executive and certain other parties thereto, and the Stockholders Agreement among the Company, Executive and certain other parties thereto, each dated as of January 9, 2007 (collectively, the “Agreements”), and that I understand the contents of the Agreements.  I am aware that the Agreements provide for the repurchase of my spouse’s shares of capital stock of the Company under certain circumstances and imposes other restrictions on the transfer of such capital stock. I agree that my spouse’s interest in the capital stock of the Company is subject to the Agreements and any interest I may have in such capital stock shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.

I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.

Date:	,
Name

Witness

ANNEX A

                    ,

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned purchased shares of Common Stock, par value $0.01 per share (the “Shares”), of WII Holding, Inc., a Delaware corporation (the “Company”) on [                        ], [            ]. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code §83(b) at the time the undersigned purchased the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election with respect to the Shares (described below), to report as taxable income for calendar year [          ] the excess (if any) of the Shares’ fair market value on [                           ], [         ]over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.             The name, address and social security number of the undersigned:

Social Security Number:  [                  ]

2.             A description of the property with respect to which the election is being made: [            ] shares of                          Common Stock, par value $0.01 per share.

3.             The date on which the property was transferred: [                       ], [             ]. The taxable year for which such election is made: calendar [             ].

4.             The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries prior to the end of the Company’s fiscal year ending on or around December 31, [2010], the unvested portion of the Shares shall be subject to repurchase by the Company at the lower of cost or fair market value.  Twenty-five percent (25%) of the Shares shall become vested on the last day of each of the Company’s next four fiscal years, provided that certain performance targets are met.

5.             The fair market value on [                        ], [           ]of the property with respect: to which the election is being made, determined without regard to any lapse restrictions: $[            ] per share of Common Stock.

6.             The amount paid for such property: $0.01 per share of Common Stock.  A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:	, [ ]
[Executive]

APPENDIX A

TARGET RETURN RATE

The Target Return Rate shall be as set forth below:

Fiscal year in which the Sale of the Company occurs:	Target Return Rate:
Fiscal year ended December 31, 2007	150%
Fiscal year ended December 31, 2008	175%
Fiscal year ended December 31, 2009	200%
Fiscal year ended December 31, 2010	225%
Fiscal year ended December 31, 2011	250%
Fiscal year ended December 31, 2012	250%
Fiscal year ended December 31, 2013	250%